EXHIBIT 21

ARCTIC CAT INC.

Subsidiaries of the Company

Arctic Cat Sales Inc.
organized under the laws of
the State of Minnesota

Arctic Cat Production LLC
organized under the laws of
the State of Minnesota

Arctic Cat Production Support LLC
organized under the laws of
the State of Minnesota

Arctic Cat Shared Services LLC
organized under the laws of
the State of Minnesota

Arctic Cat AG
organized under the laws of Austria